Exhibit 4.1.2

SABINE PASS LIQUEFACTION, LLC

SECOND SUPPLEMENTAL INDENTURE

Dated as of April 16, 2013

The Bank of New York Mellon

Trustee

SECOND SUPPLEMENTAL INDENTURE dated as of April 16, 2013 between Sabine Pass Liquefaction, LLC, a Delaware limited liability company (the “Company”) and The Bank of New York Mellon, as Trustee under the Indenture referred to below (the “Trustee”).

WHEREAS, the Company and the Trustee previously have entered into an indenture, dated as of February 1, 2013 (the “Original Indenture”, as supplemented by the First Supplemental Indenture dated as of April 16, 2013 and this Second Supplemental Indenture and any further amendments or supplements thereto, the “Indenture”), providing for the issuance of 5.625% Senior Secured Notes due 2021;

WHEREAS, the Indenture provides for, among other things, that, subsequent to the execution of the Original Indenture, the Company and the Trustee may, without the consent of Holders of the outstanding 5.625% Senior Secured Notes due 2021 (the “Original 5.625% 2021 Notes”), enter into one or more indentures supplemental to the Original Indenture to provide for the issuance of Additional Notes in accordance with Section 2.01(d) thereof;

WHEREAS, the Original Indenture provides that the terms and conditions of any Additional Notes shall be established in one or more Supplemental Indentures approved pursuant to a Board Resolution;

WHEREAS, pursuant to a Board Resolution dated as of April 4, 2013, the Company has authorized the issuance of $1,000,000,000 aggregate principal amount of its 5.625% Senior Secured Notes due 2023;

WHEREAS, the Company has requested that the Trustee join in the execution of this Second Supplemental Indenture;

WHEREAS, pursuant to Section 9.01 of the Original Indenture, the Trustee is authorized to execute and deliver this Second Supplemental Indenture; and

WHEREAS, all things necessary to make this Second Supplemental Indenture a valid agreement of the parties and a valid supplement to the Original Indenture have been done.

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants contained herein and in the Indenture and for other good and valuable consideration, the receipt and sufficiency of which are herein acknowledged, the Company and the Trustee hereby agree, for the equal and ratable benefit of all Holders, as follows:

ARTICLE 1

INTERPRETATION

Section 1.01 To Be Read With the Original Indenture.

This Second Supplemental Indenture is supplemental to the Original Indenture, and the Original Indenture and this Second Supplemental Indenture shall hereafter be read together and shall have effect, so far as practicable, with respect to the 5.625% 2023 Notes (as defined below) as if all the provisions of the Original Indenture and this Second Supplemental Indenture were contained in one instrument.

Section 1.02 Capitalized Terms.

All capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Original Indenture.

ARTICLE 2

ADDITIONAL NOTES

Section 2.01 The Additional Notes

Pursuant to Section 2.01(d) of the Original Indenture, the Company hereby creates and issues a series of Notes designated as “5.625% Senior Secured Notes due 2023,” initially limited in aggregate principal amount to $1,000,000,000 (the “5.625% 2023 Notes”); provided that the Company may, at any time and from time to time, create and issue additional 5.625% 2023 Notes in an unlimited principal amount which will be part of the same series as the 5.625% 2023 Notes and which will have the same terms (except for the issue date, issue price and, in some cases, the first Interest Payment Date) as the 5.625% 2023 Notes. The 5.625% 2023 Notes will have the same terms as the Original 5.625% 2021 Notes other than as provided in this Second Supplemental Indenture. All 5.625% 2023 Notes issued under the Indenture will, once issued, be considered Notes for all purposes thereunder and will be subject to and take the benefit of all the terms, conditions and provisions of the Indenture.

Section 2.02 Maturity Date

The maturity date of the 5.625% 2023 Notes is April 15, 2023.

Section 2.03 Form; Payment of Interest

(a) With respect to the Notes, the references, in the Original Indenture, in Section 2.01 thereof and in the definition of “Definitive Note,” to Exhibit A-1 and Exhibit A-2, shall be to Exhibit A-1 and Exhibit A-2 attached to this Second Supplemental Indenture.

(b) The Company will pay interest and Additional Interest, if any, on the 5.625% 2023 Notes semi-annually in arrears on April 15 and October 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day. Interest on the 5.625% 2023 Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from April 16, 2013. The first Interest Payment Date with respect to the 5.625% 2023 Notes shall be October 15, 2013.

Section 2.04 Execution and Authentication of the 5.625% 2023 Notes

The Trustee shall, pursuant to an Authentication Order, authenticate the 5.625% 2023 Notes.

ARTICLE 3

REDEMPTION

Section 3.01 Redemption.

With respect to the 5.625% 2023 Notes, Section 3.07 of the Original Indenture shall be replaced in its entirety to read as follows:

“Section 3.07 Optional Redemption.

At any time or from time to time prior to January 15, 2023, the Company may, at its option, redeem all or a part of the 5.625% 2023 Notes and the Exchange Notes issued for the 5.625% 2023 Notes (collectively, the “5.625% 2023 Series Notes”), at a redemption price equal to the Make-Whole Price (subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date, without duplication).

“Make-Whole Price” with respect to any 5.625% 2023 Series Notes to be redeemed, means an amount equal to the greater of:

(1)	100% of the principal amount of such 5.625% 2023 Series Notes; and

(2)	the sum of the present values of the remaining scheduled payments of principal and interest from the redemption date to January 15, 2023 (not including any portion of such payments of interest accrued as of the redemption date) discounted back to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus 50 basis points;

plus, in the case of both (1) and (2), accrued and unpaid interest on such 5.625% 2023 Series Notes, if any, to the redemption date.

“Comparable Treasury Issue” means, with respect to 5.625% 2023 Series Notes to be redeemed, the U.S. Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the 5.625% 2023 Series Notes being redeemed that would be utilized at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity; provided that if such period is less than one year, then the U.S. Treasury security having a maturity of one year shall be used.

“Comparable Treasury Price” means, with respect to any redemption date, (1) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (2) if the Company obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations as determined by the Company.

“Independent Investment Banker” means, with respect to any 5.625% 2023 Series Notes, Morgan Stanley & Co. LLC or any of its successors, or, if such firm or its successors, if any, as the case may be, are unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the Company.

“Reference Treasury Dealer” means, with respect to any 5.625% 2023 Series Notes, each of Morgan Stanley & Co. LLC and four additional primary Government Securities dealers in New York City (each a “Primary Treasury Dealer”) selected by the Company, and their respective successors; provided, however, that if such firm or any such successor, as the case may be, shall cease to be a primary Government Securities dealer in New York City, the Company will substitute therefor another Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Company by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.

“Treasury Rate” means, with respect to any redemption date, (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(159)” or any successor publication that is published weekly by the Board of Governors of the Federal Reserve System and that establishes yields on actively traded U.S. Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the stated maturity, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined, and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding to the nearest month) or (2) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date. The Treasury Rate shall be calculated on the third Business Day preceding the redemption date.

The notice of redemption with respect to the foregoing redemption need not set forth the Make-Whole Price but only the manner of calculation thereof. The Company will notify the Trustee of the Make-Whole Price with respect to any redemption promptly after the calculation, and the Trustee shall not be responsible for such calculation.

At any time on or after January 15, 2023, the Company may, at its option, redeem all or a part of the 5.625% 2023 Series Notes, at a redemption price equal to 100% of the principal amount of the 5.625% 2023 Series Notes to be redeemed, plus accrued and unpaid interest to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date, without duplication).”

ARTICLE 4

MISCELLANEOUS

Section 4.01 Ratification of the Indenture; Accession Agreement.

(a) The Original Indenture as supplemented by this Second Supplemental Indenture is in all respects ratified and confirmed, and this Second Supplemented Indenture shall be deemed part of the Original Indenture in the manner and to the extent herein and therein provided.

(b) Each Holder of the 5.625% 2023 Notes, by its acceptance of the 5.625% 2023 Notes, ratifies and confirms the Accession Agreement, pursuant to which the Notes constitute additional New Secured Debt (as defined in the Accession Agreement) and Secured Debt that is pari passu with all other Secured Debt and secured by the Collateral equally and ratably with all other Secured Debt.

Section 4.02 Governing Law.

THE LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS FIRST SUPPLEMENTAL INDENTURE, THE 5.625% 2023 NOTES AND ANY NOTE GUARANTEES RELATED TO THE 5.625% 2023 NOTES WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

Section 4.03 Counterpart Originals.

The parties may sign any number of copies of this Second Supplemental Indenture. Each signed copy will be an original, but all of them together represent the same agreement. The exchange of copies of this Second Supplemental Indenture and of signature pages by facsimile or electronic format (i.e., “pdf” or “tif”) transmission shall constitute effective execution and delivery of this Second Supplemental Indenture as to the parties hereto and may be used in lieu of the original Second Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or electronic format (i.e., “pdf” or “tif”) shall be deemed to be their original signatures for all purposes.

Section 4.04 Table of Contents, Headings, etc.

The Table of Contents and Headings of the Articles and Sections of this Second Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and will in no way modify or restrict any of the terms or provisions hereof and will not affect the construction hereof.

Section 4.05 The Trustee.

The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this First Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company.

[Signatures on following page]

SIGNATURES

Dated as of April 16, 2013

SABINE PASS LIQUEFACTION, LLC

By:	/s/ Graham McArthur
Name:	Graham McArthur
Title:	Treasurer

THE BANK OF NEW YORK MELLON, as Trustee

By:	/s/ Francine Kincaid
Name:	Francine Kincaid
Title:	Vice President

EXHIBIT A-1

[Face of Note]

CUSIP: 785592 AB2

ISIN: US785592AB23

5.625% Senior Secured Notes due 2023

No.	$

SABINE PASS LIQUEFACTION, LLC

promises to pay to                  or registered assigns, the principal sum of                                                                                   DOLLARS on April 15, 2023.

Interest Payment Dates: April 15 and October 15, commencing October 15, 2013

Record Dates: April 1 and October 1

Dated:              , 20

SABINE PASS LIQUEFACTION, LLC

By:
Name:
Title:

This is one of the Notes referred to in the within-mentioned Indenture:

THE BANK OF NEW YORK MELLON, as Trustee

By:
Authorized Signatory

[Back of Note]

5.625% Senior Secured Notes due 2023

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

(1) INTEREST. Sabine Pass Liquefaction, LLC, a Delaware limited liability company (the “Company”), promises to pay interest on the principal amount of this Note at 5.625% per annum from April 16, 2013 until maturity and shall pay the Additional Interest, if any, payable pursuant to Section 6 of the Registration Rights Agreement referred to below. The Company will pay interest and Additional Interest, if any, semi-annually in arrears on April 15 and October 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided further that the first Interest Payment Date shall be October 15, 2013. The Company will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 0.5% per annum in excess of the rate then in effect to the extent lawful; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Additional Interest, if any, (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

(2) METHOD OF PAYMENT. The Company will pay interest on the Notes (except defaulted interest) and Additional Interest, if any, to the Persons who are registered Holders of Notes at the close of business on the April 1 or October 1 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium and Additional Interest, if any, and interest at the office or agency of the Paying Agent or Registrar maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest and Additional Interest, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium and Additional Interest, if any, on, all Global Notes and all other Notes the Holders of which will have provided wire transfer instructions to the Company or the Paying Agent. Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

(3) PAYING AGENT AND REGISTRAR. Initially, The Bank of New York Mellon, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

(4) INDENTURE AND SECURITY DOCUMENTS. The Company issued the Notes under an Indenture dated as of February 1, 2013, as supplemented by a second supplemental indenture dated as of April 16, 2013 (the “Indenture”) among the Company, the Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the TIA. The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are secured obligations of the Company. The Notes are secured by a pledge of Collateral (as defined in the Indenture) pursuant to the Security Documents referred to in the Indenture. The Indenture does not limit the aggregate principal amount of Notes that may be issued thereunder.

(5) OPTIONAL REDEMPTION.

At any time or from time to time prior to January 15, 2023, the Company may, at its option, redeem all or a part of the 5.625% 2023 Series Notes, at a redemption price equal to the Make-Whole Price (subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date, without duplication).

“Make-Whole Price” with respect to any 5.625% 2023 Series Notes to be redeemed, means an amount equal to the greater of:

(1)	100% of the principal amount of such 5.625% 2023 Series Notes; and

(2)	the sum of the present values of the remaining scheduled payments of principal and interest from the redemption date to January 15, 2023 (not including any portion of such payments of interest accrued as of the redemption date) discounted back to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus 50 basis points;

plus, in the case of both (1) and (2), accrued and unpaid interest on such 5.625% 2023 Series Notes, if any, to the redemption date.

“Comparable Treasury Issue” means, with respect to 5.625% 2023 Series Notes to be redeemed, the U.S. Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the 5.625% 2023 Series Notes being redeemed that would be utilized at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity; provided that if such period is less than one year, then the U.S. Treasury security having a maturity of one year shall be used.

“Comparable Treasury Price” means, with respect to any redemption date, (1) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (2) if the Company obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations as determined by the Company.

“Independent Investment Banker” means, with respect to any 5.625% 2023 Series Notes, Morgan Stanley & Co. LLC or any of its successors, or, if such firm or its successors, if any, as the case may be, are unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the Company.

“Reference Treasury Dealer” means, with respect to any 5.625% 2023 Series Notes, each of Morgan Stanley & Co. LLC and four additional primary Government Securities dealers in New York City (each a “Primary Treasury Dealer”) selected by the Company, and their respective successors; provided, however, that if such firm or any such successor, as the case may be, shall cease to be a primary Government Securities dealer in New York City, the Company will substitute therefor another Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Company by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.

“Treasury Rate” means, with respect to any redemption date, (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(159)” or any successor publication that is published weekly by the Board of Governors of the Federal Reserve System and that establishes yields on actively traded U.S. Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the stated maturity, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined, and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding to the nearest month) or (2) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date. The Treasury Rate shall be calculated on the third Business Day preceding the redemption date.

The notice of redemption with respect to the foregoing redemption need not set forth the Make-Whole Price but only the manner of calculation thereof. The Company will notify the Trustee of the Make-Whole Price with respect to any redemption promptly after the calculation, and the Trustee shall not be responsible for such calculation.

At any time on or after January 15, 2023, the Company may, at its option, redeem all or a part of the 5.625% 2023 Series Notes, at a redemption price equal to 100% of the principal amount of the 5.625% 2023 Series Notes to be redeemed, plus accrued and unpaid interest to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date, without duplication).

(6) MANDATORY REDEMPTION.

The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

(7) REPURCHASE AT THE OPTION OF HOLDER.

(a) Upon the occurrence of a Change of Control, the Company will make an offer (a “Change of Control Offer”) of payment (a “Change of Control Payment”) to each Holder to repurchase all or any part (equal to $100,000 and integral multiples of $1,000 in excess thereof) of that Holder’s Notes at a purchase price in cash equal to not less than 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest and Additional Interest, if any, to the date of repurchase (the “Change of Control Payment Date,” which date will be no earlier than the date of such Change of Control). No later than 30 days following any Change of Control, the Company will mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

(b) The Company will be required to make Asset Sale Offers, Excess Proceeds Offers and Project Document Termination Payment Offers to the extent provided in Sections 4.09, 4.16 and 4.22, respectively, of the Indenture.

(8) NOTICE OF REDEMPTION. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction or discharge of the Indenture. Notes in denominations larger than $100,000 may be redeemed in part but only in whole multiples of $1,000 in excess thereof, unless all of the Notes held by a Holder are to be redeemed.

(9) DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $100,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

(10) PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

(11) TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

(12) NO RECOURSE AGAINST OTHERS. No past, present or future director, manager, officer, employee, incorporator, member, partner or stockholder of the Company or any Guarantor (including the General Partner and the Parent), as such, will have any liability for any obligations of the Company or the Guarantors under the Notes, this Indenture, the Note Guarantees, the Security Documents, the Financing Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

(13) AUTHENTICATION. This Note will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

(14) ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

(15) ADDITIONAL RIGHTS OF HOLDERS OF RESTRICTED GLOBAL NOTES AND RESTRICTED DEFINITIVE NOTES. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes will have all the rights set forth in the Registration Rights Agreement dated as of April 16, 2013, between the Company and the other parties named on the signature pages thereof or, in the case of Additional Notes, Holders of Restricted Global Notes and Restricted Definitive Notes will have the rights set forth in one or more registration rights agreements, if any, among the Company, the Guarantors, if any, and the other parties thereto, relating to rights given by the Company and the Guarantors, if any, to the purchasers of any Additional Notes (collectively, the “Registration Rights Agreement”). By such Holders’ acceptance of Restricted Global Notes or Restricted Definitive Notes, such Holder acknowledges and agrees to the provisions of the Registration Rights Agreement, including without limitation the obligations of the Holders with respect to indemnification of the Company and the Guarantors to the extent provided therein

(16) CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes, and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.

(17) GOVERNING LAW. THE LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THIS NOTE AND THE NOTE GUARANTEES.

The Company will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

Sabine Pass Liquefaction, LLC

c/o Cheniere Energy, Inc.

700 Milam Street, Suite 800

Houston, TX 77002

Attention: Treasurer

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably                     appoint to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 4.09, 4.14, 4.16 or 4.22 of the Indenture, check the appropriate box below:

☐ Section 4.09             ☐ Section 4.14             ☐ Section 4.16             ☐ Section 4.22

If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.09, 4.14, 4.16 or 4.22 of the Indenture, state the amount you elect to have purchased:

$

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No:

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount [at maturity] of this Global Note	Amount of increase in Principal Amount [at maturity] of this Global Note	Principal Amount [at maturity] of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee or Custodian

EXHIBIT A-2

[Face of Regulation S Temporary Global Note]

CUSIP:U77888 AC6

ISIN:USU77888AC61

5.625% Senior Secured Notes due 2023

No.	$

SABINE PASS LIQUEFACTION, LLC

promises to pay to             or registered assigns, the principal sum of                     DOLLARS on April 15, 2023.

Interest Payment Dates: April 15 and October 15, commencing October 15, 2013

Record Dates: April 1 and October 1

Dated:             , 20

SABINE PASS LIQUEFACTION, LLC

By:
Name:
Title:

This is one of the Notes referred to

in the within-mentioned Indenture:

THE BANK OF NEW YORK MELLON, as Trustee

By:
Authorized Signatory

[Back of Regulation S Temporary Global Note]

5.625% Senior Secured Notes due 2023

THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON.

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON

BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL ‘‘ACCREDITED INVESTOR’’ WITHIN THE MEANING OF SUBPARAGRAPH (A)(1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THE NOTES FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ‘‘ACCREDITED INVESTOR’’, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/ OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

(1) INTEREST. Sabine Pass Liquefaction, LLC, a Delaware limited liability company (the “Company”), promises to pay interest on the principal amount of this Note at 5.625% per annum from April 16, 2013 until maturity and shall pay the Additional Interest, if any, payable pursuant to Section 6 of the Registration Rights Agreement referred to below. The Company will pay interest and Additional Interest, if any, semi-annually in arrears on April 15 and October 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided further that the first Interest Payment Date shall be October 15, 2013. The Company will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 0.5% per annum in excess of the rate then in effect to the extent lawful; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Additional Interest, if any, (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

Until this Regulation S Temporary Global Note is exchanged for one or more Regulation S Permanent Global Notes, the Holder hereof shall not be entitled to receive payments of interest hereon; until so exchanged in full, this Regulation S Temporary Global Note shall in all other respects be entitled to the same benefits as other Notes under the Indenture.

(2) METHOD OF PAYMENT. The Company will pay interest on the Notes (except defaulted interest) and Additional Interest, if any, to the Persons who are registered Holders of Notes at the close of business on the April 1 or October 1 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium and Additional Interest, if any, and interest at the office or agency of the Paying Agent or Registrar maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest and Additional Interest, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium and Additional Interest, if any, on, all Global Notes and all other Notes the Holders of which will have provided wire transfer instructions to the Company or the Paying Agent. Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

(3) PAYING AGENT AND REGISTRAR. Initially, The Bank of New York Mellon, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

(4) INDENTURE AND SECURITY DOCUMENTS. The Company issued the Notes under an Indenture dated as of February 1, 2013, as supplemented by a second supplemental indenture dated as of April 16, 2013 (the “Indenture”) among the Company, the Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the TIA. The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are secured obligations of the Company. The Notes are secured by a pledge of Collateral (as defined in the Indenture) pursuant to the Security Documents referred to in the Indenture. The Indenture does not limit the aggregate principal amount of Notes that may be issued thereunder.

(5) OPTIONAL REDEMPTION.

At any time or from time to time prior to January 15, 2023, the Company may, at its option, redeem all or a part of 5.625% 2023 Series Notes, at a redemption price equal to the Make-Whole Price (subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date, without duplication).

“Make-Whole Price” with respect to any 5.625% 2023 Series Notes to be redeemed, means an amount equal to the greater of:

(1)	100% of the principal amount of such 5.625% 2023 Series Notes; and

(2)	the sum of the present values of the remaining scheduled payments of principal and interest from the redemption date to January 15, 2023 (not including any portion of such payments of interest accrued as of the redemption date) discounted back to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus 50 basis points;

plus, in the case of both (1) and (2), accrued and unpaid interest on such 5.625% 2023 Series Notes, if any, to the redemption date.

“Comparable Treasury Issue” means, with respect to 5.625% 2023 Series Notes to be redeemed, the U.S. Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the 5.625% 2023 Series Notes being redeemed that would be utilized at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity; provided that if such period is less than one year, then the U.S. Treasury security having a maturity of one year shall be used.

“Comparable Treasury Price” means, with respect to any redemption date, (1) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (2) if the Company obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations as determined by the Company.

“Independent Investment Banker” means, with respect to any 5.625% 2023 Series Notes, Morgan Stanley & Co. LLC or any of its successors, or, if such firm or its successors, if any, as the case may be, are unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the Company.

“Reference Treasury Dealer” means, with respect to any 5.625% 2023 Series Notes, each of Morgan Stanley & Co. LLC and four additional primary Government Securities dealers in New York City (each a “Primary Treasury Dealer”) selected by the Company, and their respective successors; provided, however, that if such firm or any such successor, as the case may be, shall cease to be a primary Government Securities dealer in New York City, the Company will substitute therefor another Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Company by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.

“Treasury Rate” means, with respect to any redemption date, (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(159)” or any successor publication that is published weekly by the Board of Governors of the Federal Reserve System and that establishes yields on actively traded U.S. Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the stated maturity, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined, and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding to the nearest month) or (2) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date. The Treasury Rate shall be calculated on the third Business Day preceding the redemption date.

The notice of redemption with respect to the foregoing redemption need not set forth the Make-Whole Price but only the manner of calculation thereof. The Company will notify the Trustee of the Make-Whole Price with respect to any redemption promptly after the calculation, and the Trustee shall not be responsible for such calculation.

At any time on or after January 15, 2023, the Company may, at its option, redeem all or a part of the 5.625% 2023 Series Notes, at a redemption price equal to 100% of the principal amount of the 5.625% 2023 Series Notes to be redeemed, plus accrued and unpaid interest to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date, without duplication).

(6) MANDATORY REDEMPTION.

The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

(7) REPURCHASE AT THE OPTION OF HOLDER.

(a) Upon the occurrence of a Change of Control, the Company will make an offer (a “Change of Control Offer”) of payment (a “Change of Control Payment”) to each Holder to repurchase all or any part (equal to $100,000 and integral multiples of $1,000 in excess thereof) of that Holder’s Notes at a purchase price in cash equal to not less than 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest and Additional Interest, if any, to the date of repurchase (the “Change of Control Payment Date,” which date will be no earlier than the date of such Change of Control). No later than 30 days following any Change of Control, the Company will mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

(b) The Company will be required to Asset Sale Offers, Excess Proceeds Offers and Project Document Termination Payment Offers to the extent provided in Sections 4.09, 4.16 and 4.22, respectively, of the Indenture.

(8) NOTICE OF REDEMPTION. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction or discharge of the Indenture. Notes in denominations larger than $100,000 may be redeemed in part but only in whole multiples of $1,000 in excess thereof, unless all of the Notes held by a Holder are to be redeemed.

(9) DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $100,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

    This Regulation S Temporary Global Note is exchangeable in whole or in part for one or more Global Notes only (i) on or after the termination of the 40-day distribution compliance period (as defined in Regulation S) and (ii) upon presentation of certificates (accompanied by an Opinion of Counsel, if applicable) required by Article 2 of the Indenture. Upon exchange of this Regulation S Temporary Global Note for one or more Global Notes, the Trustee shall cancel this Regulation S Temporary Global Note.

(10) PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

(11) TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

(12) NO RECOURSE AGAINST OTHERS. No past, present or future director, manager, officer, employee, incorporator, member, partner or stockholder of the Company or any Guarantor (including the General Partner and the Parent), as such, will have any liability for any obligations of the Company or the Guarantors under the Notes, this Indenture, the Note Guarantees, the Security Documents, the Financing Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under federal securities laws.

(13) AUTHENTICATION. This Note will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

(14) ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

(15) ADDITIONAL RIGHTS OF HOLDERS. In addition to the rights provided to Holders of Notes under the Indenture, Holders of this Regulation S Temporary Global Note will have all the rights set forth in the Registration Rights Agreement dated as of April 16, 2013, between the Company and the other parties named on the signature pages thereof or, in the case of Additional Notes, Holders thereof will have the rights set forth in one or more registration rights agreements, if any, among the Company, the Guarantors, if any, and the other parties thereto, relating to rights given by the Company and the Guarantors, if any, to the purchasers of any Additional Notes (collectively, the “Registration Rights Agreement”). By such Holders’ acceptance of the Restricted Global Notes or Restricted Definitive Notes, such Holder acknowledges and agrees to the provisions of the Registration Rights Agreement, including without limitation the obligations of the Holders with respect to indemnification of the Company and the Guarantors to the extent provided therein.

(16) CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes, and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.

(17) GOVERNING LAW. THE LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THIS NOTE AND THE NOTE GUARANTEES.

    The Company will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

Sabine Pass Liquefaction, LLC

c/o Cheniere Energy, Inc.

700 Milam Street, Suite 800

Houston, TX 77002

Attention: Treasurer

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 4.09, 4.14, 4.16 or 4.22 of the Indenture, check the appropriate box below:

☐  Section 4.09              ☐  Section 4.14            ☐  Section 4.16             ☐  Section 4.22

If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.09, 4.14, 4.16 or 4.22 of the Indenture, state the amount you elect to have purchased:

$

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No:

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE REGULATIONS

TEMPORARY GLOBAL NOTE

The following exchanges of a part of this Regulation S Temporary Global Note for an interest in another Global Note, or exchanges of a part of another other Restricted Global Note for an interest in this Regulation S Temporary Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount [at maturity] of this Global Note	Amount of increase in Principal Amount [at maturity] of this Global Note	Principal Amount [at maturity] of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee or Custodian